Exhibit 99.1

NII HOLDINGS ANNOUNCES THIRD QUARTER 2012 RESULTS

•	Net subscriber additions of 152,000

•	Consolidated operating revenues of $1.49 billion

•	Consolidated operating income before depreciation and amortization (OIBDA) of $218 million

•	Consolidated operating income of $33 million and consolidated net loss of $82 million

RESTON, Va. - November 7, 2012 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2012. During the quarter, the Company added 152,000 net subscribers to its network, bringing its ending subscriber base to more than 11.3 million, an 11 percent increase compared to the subscriber base as of September 30, 2011. Financial results for the quarter included consolidated operating revenues of $1.49 billion, down 15 percent from the level reported in the third quarter of 2011, and consolidated OIBDA of $218 million, a 44 percent decline compared to the same period last year, resulting from weaker average foreign currency exchange rates, lower average revenue per subscriber (ARPU) on a local currency basis and incremental expenses related to the Company's deployment of its planned third generation (3G) networks. For the third quarter of 2012, the Company generated consolidated operating income of $33 million and a consolidated net loss of $82 million, or $0.48 per basic share.

The Company began offering 3G products and services in 34 cities in Mexico, covering 45 million people in September, and in Chile in July. Investments in 3G networks, as well as the ongoing investments in capacity of the Company's iDEN® networks, resulted in consolidated capital expenditures of $389 million for the quarter.

“During the third quarter, we made progress on the deployment of our 3G networks, but were disappointed with our operating results,” said Steve Dussek, NII Holdings' chief executive officer. “Nextel Brazil's performance continued to be adversely impacted by the actions we are taking to improve the quality of our customer base.  While these actions have driven an increase in churn, they are also leading to more stable ARPU and higher quality subscriber loading. Moving forward, in the fourth quarter of this year, we have decided to execute a strategy in Brazil to eliminate customers on our network who do not align with our value proposition and have proven to be expensive and difficult to retain.  While this plan will mean that churn will rise substantially for the fourth quarter of 2012, causing us to fall well below our consolidated net addition goals for the year, it will position Nextel Brazil to return to positive net add growth in the first quarter of 2013, with a higher quality subscriber base.  Executing this strategy is the right decision for the business in the long-term.”

NII Holdings' consolidated ARPU was $37 for the third quarter of 2012, down almost $12 compared to the same period last year. This decrease was driven by year-over-year weakening in local foreign currency exchange rates and the impact of lower rate plans the Company offered in response to more aggressive competition in recent quarters, particularly in Brazil. The Company also reported churn of 2.65 percent for the third quarter, up almost 90 basis points from the level reported for the same period last year. This increase was due primarily to actions the Company has taken in Brazil to focus its retention efforts only on customers that are more likely to benefit from the value of its services as well as the increased churn for customers purchasing service under prepaid plans in Peru and Argentina. Consolidated cost per gross add (CPGA) was $281 for the third quarter, a $51 decrease compared to the third quarter of 2011.

“A key component of our long-term strategy is the deployment of our 3G networks, which will enable us to expand and improve our competitive service offering,” added Dussek. “We have reached several milestones in this effort, including our recent launch of the initial phase of our 3G network in Mexico, and our launch of 3G services in Chile and Peru.  We are experiencing good demand for our 3G services adding 3G voice and data customers in each of our markets where our new networks have been launched, and we are encouraged about the growth we expect to generate on these networks in the future.  However, we continue to experience problems executing on our 3G deployment in Brazil, and we are behind schedule.  Our team is working hard to get our new services up and running as soon as possible.  We expect to launch our first wave of 3G services supported by this new network in select cities in Brazil later this year, initially focusing on data services and adding new services and features more broadly in 2013.”

The Company ended the quarter with $4.7 billion in total debt and $1.7 billion in consolidated cash and investments, resulting in net debt of $3.0 billion. Also, in October, the Company closed on a local currency financing in Brazil of approximately $200 million, enhancing its liquidity position.

Additional information relating to NII Holdings' third quarter 2012 results will be provided on the Company's earnings call on Wednesday, November 7, 2012 from 8:30 AM to 9:15 AM EST. The call is available via webcast, online at www.nii.com on the Investor Relations page or by phone at the numbers provided below.

Phone:
Domestic
1.866.730.5766 pass-code: NIIHOLDINGS
International
1.857.350.1590 pass-code: NIIHOLDINGS
Please click here for additional Global Access Numbers

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. The call will also be available via webcast, and online at www.nii.com on the Investor Relations page. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call.

For a replay of this call, please use the following:

Conference Call Replay:
Domestic
1.888.286.8010 pass-code: 81351943
International
1.617.801.6888 pass-code: 81351943

The financial results provided throughout this press release are prepared in accordance with accounting principles generally accepted in the United States, or GAAP. NII has presented consolidated OIBDA, ARPU, CPGA and net debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII's third quarter 2012 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM,

a digital two-way radio. NII Holdings is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The Company trades on the NASDAQ market under the symbol NIHD. Visit the Company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2012. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED)
(in millions, except per share amounts)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
		(Restated)		(Restated)
Operating revenues Service and other revenues	$4,384.0	$4,884.1	$1,419.1	$1,667.4
Handset and accessory revenues	236.9	251.5	72.8	86.8
	4,620.9	5,135.6	1,491.9	1,754.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	1,263.1	1,359.5	398.7	465.9
Cost of handset and accessory sales	695.9	643.4	232.9	225.1
Selling, general and administrative	1,877.8	1,835.3	642.4	677.3
Depreciation	493.9	463.3	170.3	158.8
Amortization	34.1	29.5	15.1	10.1
	4,364.8	4,331.0	1,459.4	1,537.2
Operating income	256.1	804.6	32.5	217.0
Other income (expense) Interest expense	(274.4)	(272.8)	(104.4)	(94.9)
Interest income	25.6	24.9	13.3	9.2
Foreign currency transaction (losses) gains, net	(42.2)	(39.8)	10.8	(63.9)
Other expense, net	(21.5)	(16.8)	(7.0)	(8.4)
	(312.5)	(304.5)	(87.3)	(158.0)
(Loss) income before income tax provision	(56.4)	500.1	(54.8)	59.0
Income tax provision	(115.9)	(278.1)	(27.6)	(59.3)
Net (loss) income	$(172.3)	$222.0	$(82.4)	$(0.3)

Net (loss) income per common share, basic	$(1.01)	$1.29	$(0.48)	$—
Net (loss) income per common share, diluted	$(1.01)	$1.28	$(0.48)	$—

Weighted average number of common shares outstanding, basic	171,448	170,408	171,632	171,135
Weighted average number of common shares outstanding, diluted	171,448	172,913	171,632	171,135

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30,	December 31,
	2012	2011
		(Restated)
Cash and cash equivalents	$1,568.0	$2,322.9
Short-term investments	117.1	343.4
Accounts receivable, less allowance for doubtful accounts of $73.7 and $66.3	800.0	858.5
Property, plant and equipment, net	3,888.6	3,481.9
Intangible assets, net	1,175.8	1,182.4
Total assets	9,350.0	9,822.1
Total debt	4,639.7	4,818.2
Total liabilities	6,413.8	6,684.0
Stockholders' equity	2,936.2	3,138.1

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2012 and 2011
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended September 30,
	2012	2011
Total subscribers (as of September 30)	11,357.4	10,245.4
Net subscriber additions	152.5	433.3
Churn (%)	2.65%	1.78%

Average monthly revenue per handset/unit in service (ARPU) (1)	$37	$49

Cost per gross add (CPGA) (1) - Restated for 2011	$281	$332

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
		(Restated)		(Restated)
Operating revenues Service and other revenues	$2,116.1	$2,518.7	$660.6	$871.2
Handset and accessory revenues	113.9	122.4	32.6	41.7
	2,230.0	2,641.1	693.2	912.9
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	699.1	778.4	222.7	271.0
Cost of handset and accessory sales	164.0	188.1	49.9	62.7
Selling, general and administrative	785.0	833.7	259.9	327.4
Segment earnings	581.9	840.9	160.7	251.8
Management fee and other	40.8	30.0	13.3	9.7
Depreciation and amortization	232.5	236.5	80.6	81.9
Operating income	$308.6	$574.4	$66.8	$160.2

Total subscribers (as of September 30)			4,138.0	3,923.1
Net subscriber (deactivations) additions			(92.0)	209.5
Churn (%)			2.89%	1.64%

ARPU (1)			$46	$67

CPGA (1)			$264	$325

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$1,528.0	$1,667.1	$503.9	$553.9
Handset and accessory revenues	60.8	65.4	19.3	23.3
	1,588.8	1,732.5	523.2	577.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	290.1	338.4	83.3	110.5
Cost of handset and accessory sales	389.5	331.5	128.6	120.7
Selling, general and administrative	464.5	472.1	163.7	159.1
Segment earnings	444.7	590.5	147.6	186.9
Management fee and other	97.8	101.9	32.6	39.2
Depreciation and amortization	147.0	152.8	51.7	51.0
Operating income	$199.9	$335.8	$63.3	$96.7

Total subscribers (as of September 30)			3,861.1	3,623.4
Net subscriber additions			42.1	120.1
Churn (%)			2.10%	1.76%

ARPU (1)			$39	$46

CPGA (1)			$464	$396

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$476.6	$439.6	$166.7	$153.3
Handset and accessory revenues	35.6	39.1	11.8	13.8
	512.2	478.7	178.5	167.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	144.5	138.7	46.5	47.1
Cost of handset and accessory sales	59.3	65.0	19.0	23.9
Selling, general and administrative	176.4	147.8	63.0	55.2
Segment earnings	132.0	127.2	50.0	40.9
Management fee and other	20.6	17.4	7.5	7.2
Depreciation and amortization	34.0	31.7	11.4	10.7
Operating income	$77.4	$78.1	$31.1	$23.0

Total subscribers (as of September 30)			1,692.5	1,254.1
Net subscriber additions			94.9	35.5
Churn (%)			2.46%	1.61%

ARPU (1)			$29	$36

CPGA (1)			$106	$289

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Operating revenues Service and other revenues	$237.0	$239.5	$77.6	$82.3
Handset and accessory revenues	22.7	24.6	6.9	8.0
	259.7	264.1	84.5	90.3
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	86.2	80.2	28.7	27.8
Cost of handset and accessory sales	61.8	55.4	23.6	16.9
Selling, general and administrative	114.4	102.1	38.9	34.2
Segment (losses) earnings	(2.7)	26.4	(6.7)	11.4
Management fee and other	14.9	23.0	4.8	11.0
Depreciation and amortization	58.8	46.5	20.2	15.9
Operating loss	$(76.4)	$(43.1)	$(31.7)	$(15.5)

Total subscribers (as of September 30)			1,512.6	1,372.3
Net subscriber additions			71.4	66.4
Churn (%)			3.37%	2.36%

ARPU (1)			$16	$19

CPGA (1)			$139	$138

NII Holdings, Inc. - Impact of Foreign Currency Fluctuations (1)

	Nine Months Ended September 30, 2012		Three Months Ended September 30, 2012
	YTD 2011 to YTD 2012 Actual Growth Rate	YTD 2011 to YTD 2012 Normalized Growth Rate	3Q 2011 to 3Q 2012 Actual Growth Rate	3Q 2011 to 3Q 2012 Normalized Growth Rate
Consolidated:
Operating revenues	(10)%	2%	(15)%	(2)%
Operating income before depreciation and amortization	(40)%	(25)%	(44)%	(26)%
Nextel Brazil:
Operating revenues	(16)%	(1)%	(24)%	(6)%
Segment earnings	(31)%	(13)%	(36)%	(12)%
Nextel Mexico:
Operating revenues	(8)%	1%	(9)%	(2)%
Segment earnings	(25)%	(15)%	(21)%	(13)%
Nextel Argentina:
Operating revenues	7%	17%	7%	18%
Segment earnings	4%	23%	22%	50%

(1) For information regarding ARPU, CPGA and the impact of foreign currency fluctuations, see “Non-GAAP Reconciliations for the Nine and Three Months Ended September 30, 2012 and 2011” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2012 AND 2011
(UNAUDITED)

Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
		(Restated)		(Restated)
Consolidated operating income	$256.1	$804.6	$32.5	$217.0
Consolidated depreciation	493.9	463.3	170.3	158.8
Consolidated amortization	34.1	29.5	15.1	10.1
Consolidated operating income before depreciation and amortization	$784.1	$1,297.4	$217.9	$385.9

	Original Guidance Estimate*	Updated Guidance Estimate*
	Year Ending December 31,	Year Ending December 31,
	2012	2012
Consolidated operating income	$650.0	$250.0
Consolidated depreciation	700.0	700.0
Consolidated amortization	50.0	50.0
Consolidated operating income before depreciation and amortization	$1,400.0	$1,000.0

* The Company's guidance estimate for OIBDA for the year ending December 31, 2012 includes the impact of approximately $50 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company's outlook and objectives for 2012, including its guidance estimate for OIBDA for the year ended December 31, 2012, is forward looking and is based upon management's current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended September 30,
	2012	2011
	(Unaudited)	(Restated)
Consolidated service and other revenues	$1,419.1	$1,667.4
Less: consolidated analog and other revenues	(160.2)	(197.6)
Total consolidated subscriber revenues	$1,258.9	$1,469.8

ARPU calculated with subscriber revenues	$37	$49

ARPU calculated with service and other revenues	$42	$55

Nextel Brazil

	Three Months Ended September 30,
	2012	2011
	(Unaudited)	(Restated)
Service and other revenues	$660.6	$871.2
Less: analog and other revenues	(77.5)	(105.0)
Total subscriber revenues	$583.1	$766.2

ARPU calculated with subscriber revenues	$46	$67

ARPU calculated with service and other revenues	$53	$76

Nextel Mexico

	Three Months Ended September 30,
	2012	2011
	(Unaudited)
Service and other revenues	$503.9	$553.9
Less: analog and other revenues	(54.9)	(64.1)
Total subscriber revenues	$449.0	$489.8

ARPU calculated with subscriber revenues	$39	$46

ARPU calculated with service and other revenues	$44	$52

Nextel Argentina

	Three Months Ended September 30,
	2012	2011
	(Unaudited)
Service and other revenues	$166.7	$153.3
Less: other revenues	(21.8)	(21.5)
Total subscriber revenues	$144.9	$131.8

ARPU calculated with subscriber revenues	$29	$36

ARPU calculated with service and other revenues	$34	$41

Nextel Peru

	Three Months Ended September 30,
	2012	2011
	(Unaudited)
Service and other revenues	$77.6	$82.3
Less: other revenues	(6.0)	(6.3)
Total subscriber revenues	$71.6	$76.0

ARPU calculated with subscriber revenues	$16	$19

ARPU calculated with service and other revenues	$17	$22

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended September 30,
	2012	2011
	(Unaudited)	(Restated)
Consolidated handset and accessory revenues	$72.8	$86.8
Less: consolidated uninsured replacement revenues	(4.7)	(6.1)
Consolidated handset and accessory revenues, net	68.1	80.7
Less: consolidated cost of handset and accessory sales	232.9	225.1
Consolidated handset subsidy costs	164.8	144.4
Consolidated selling and marketing	202.7	245.2
Costs per statement of operations	367.5	389.6
Less: consolidated costs unrelated to initial customer acquisition	(72.9)	(68.2)
Customer acquisition costs	$294.6	$321.4

Cost per Gross Add	$281	$332

Nextel Brazil

	Three Months Ended September 30,
	2012	2011
	(Unaudited)	(Restated)
Handset and accessory revenues	$32.6	$41.7
Less: uninsured replacement revenues	(1.7)	(2.5)
Handset and accessory revenues, net	30.9	39.2
Less: cost of handset and accessory sales	49.9	62.7
Handset subsidy costs	19.0	23.5
Selling and marketing	61.7	116.5
Costs per statement of operations	80.7	140.0
Less: costs unrelated to initial customer acquisition	(9.1)	(10.8)
Customer acquisition costs	$71.6	$129.2

Cost per Gross Add	$264	$325

Nextel Mexico

	Three Months Ended September 30,
	2012	2011
	(Unaudited)
Handset and accessory revenues	$19.3	$23.3
Less: uninsured replacement revenues	(2.9)	(3.5)
Handset and accessory revenues, net	16.4	19.8
Less: cost of handset and accessory sales	128.6	120.7
Handset subsidy costs	112.2	100.9
Selling and marketing	79.1	74.3
Costs per statement of operations	191.3	175.2
Less: costs unrelated to initial customer acquisition	(59.5)	(53.3)
Customer acquisition costs	$131.8	$121.9

Cost per Gross Add	$464	$396

Nextel Argentina

	Three Months Ended September 30,
	2012	2011
	(Unaudited)
Handset and accessory revenues	$11.8	$13.8
Less: cost of handset and accessory sales	19.0	23.9
Handset subsidy costs	7.2	10.1
Selling and marketing	16.3	19.5
Costs per statement of operations	23.5	29.6
Less: costs unrelated to initial customer acquisition	(0.5)	(2.2)
Customer acquisition costs	$23.0	$27.4

Cost per Gross Add	$106	$289

Nextel Peru

	Three Months Ended September 30,
	2012	2011
	(Unaudited)
Handset and accessory revenues	$6.9	$8.0
Less: cost of handset and accessory sales	23.6	16.9
Handset subsidy costs	16.7	8.9
Selling and marketing	17.4	15.1
Costs per statement of operations	34.1	24.0
Less: costs unrelated to initial customer acquisition	(3.3)	(1.6)
Customer acquisition costs	$30.8	$22.4

Cost per Gross Add	$139	$138

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. We include the cash in long-term investments to the items subtracted from total debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2012 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$4,639.7
Add: debt discounts	25.6
Less: cash and cash equivalents	1,568.0
Less: short-term investments	117.1
Net debt	$2,980.2

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the nine and three months ended September 30, 2011 compared to the same period in 2012 by (i) adjusting the relevant measures for the nine and three months ended September 30, 2011 to levels that would have resulted if the average foreign currency exchange rates for the nine and three months ended September 30, 2011 were the same as the average foreign currency exchange rates that were in effect for the nine and three months ended September 30, 2012; and (ii) comparing the actual and adjusted financial measures for the nine and three months ended September 30, 2011 to the similar financial measures for the nine and three months ended September 30, 2012 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, Nextel Mexico and Nextel Argentina, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the nine and three months ended September 30, 2012 and 2011. The average foreign currency exchange rates for each of the relevant currencies during each of the nine and three months ended September 30, 2012 and 2011 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the nine and three months ended September 30, 2012 compared to the same period in 2011 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Nine Months Ended September 30,
	YTD 2011 Actual	YTD 2011 Adjustment (1)	YTD 2011 Normalized (1)	YTD 2012 Actual	YTD 2011 to YTD 2012 Actual Growth Rate (2)	YTD 2011 to YTD 2012 Normalized Growth Rate (3)
	(Restated)
Consolidated:
Operating revenues	$5,135,612	$(596,442)	$4,539,170	$4,620,869	(10)%	2%
Operating income before depreciation and amortization	1,297,442	(251,419)	1,046,023	784,096	(40)%	(25)%
Nextel Brazil:
Operating revenues	$2,641,114	$(397,070)	$2,244,044	$2,230,010	(16)%	(1)%
Segment earnings	840,904	(168,671)	672,233	581,921	(31)%	(13)%
Nextel Mexico:
Operating revenues	$1,732,516	$(158,317)	$1,574,199	$1,588,785	(8)%	1%
Segment earnings	590,466	(64,395)	526,071	444,698	(25)%	(15)%
Nextel Argentina:
Operating revenues	$478,696	$(40,419)	$438,277	$512,153	7%	17%
Segment earnings	127,174	(19,833)	107,341	131,969	4%	23%

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended September 30,
	3Q 2011 Actual	3Q 2011 Adjustment (1)	3Q 2011 Normalized (1)	3Q 2012 Actual	3Q 2011 to 3Q 2012 Actual Growth Rate (2)	3Q 2011 to 3Q 2012 Normalized Growth Rate (3)
	(Restated)
Consolidated:
Operating revenues	$1,754,213	$(235,598)	$1,518,615	$1,491,896	(15)%	(2)%
Operating income before depreciation and amortization	385,908	(91,612)	294,296	217,905	(44)%	(26)%
Nextel Brazil:
Operating revenues	$912,945	$(177,860)	$735,085	$693,189	(24)%	(6)%
Segment earnings	251,806	(68,165)	183,641	160,698	(36)%	(12)%
Nextel Mexico:
Operating revenues	$577,202	$(41,275)	$535,927	$523,220	(9)%	(2)%
Segment earnings	186,856	(16,399)	170,457	147,627	(21)%	(13)%
Nextel Argentina:
Operating revenues	$167,132	$(16,072)	$151,060	$178,505	7%	18%
Segment earnings	40,900	(7,604)	33,296	50,045	22%	50%

(1)
The "3Q 2011 Normalized" and "YTD 2011 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the nine and three months ended September 30, 2012 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the nine and three months ended September 30, 2011, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "3Q 2011 Adjustment" and "YTD 2011 Adjustment" reflect the amount determined by subtracting the "3Q 2011 Normalized" and "YTD 2011 Normalized" amounts calculated as described in the preceding sentence from the "3Q 2011 Actual" and "YTD 2011 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the nine and three months ended September 30, 2011. The average foreign currency exchange rates for each of the relevant currencies during the nine and three months ended September 30, 2012 and 2011 for purposes of these calculations were as follows:

	Nine Months Ended September 30,		Three Months Ended September 30,
	2012	2011	2012	2011
Brazilian real	1.92	1.63	2.03	1.64
Mexican peso	13.24	12.02	13.19	12.25
Argentine peso	4.47	4.09	4.61	4.17

(2)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "3Q 2012 Actual" and "YTD 2012 Actual" columns with those in the "3Q 2011 Actual" and "YTD 2011 Actual" columns.

(3)
The percentage amounts in these columns reflect the growth rates for each of the financial measures comparing the amounts in the "3Q 2012 Actual" and "YTD 2012 Actual" columns with those in the "3Q 2011 Normalized" and "YTD 2011 Normalized" columns.